UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D .C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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NationsHealth, Inc.

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NationsHealth, Inc.
13630 NW 8th Street, Suite 210
Sunrise, FL 33325
(954) 903-5000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 4, 2007
The 2007 Annual Meeting of Stockholders of NationsHealth, Inc., a Delaware corporation (“NationsHealth” or the “Company”), will be held at the Company’s headquarters located at 13630 N.W. 8th Street, Suite 210, Sunrise, Florida, 33325 at 9:00 a.m. local time, on Monday, June 4, 2007 for the following purposes:
1.	To elect four Class III directors to serve until the 2010 Annual Meeting of Stockholders.

2.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.
The Board of Directors has fixed the close of business on April 11, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on April 11, 2007 will be entitled to notice of, and to vote at, the meeting or any adjourned meeting thereof. Your attention is directed to the attached proxy statement for more complete information regarding the matters to be acted upon at the meeting.
It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.
By order of the Board of Directors,
Joshua B. Weingard
Secretary
Sunrise, Florida
April 30, 2007

NATIONSHEALTH, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
JUNE 4, 2007

The Board of Directors (the “Board”) of NationsHealth, Inc. (“NationsHealth,” “the Company,” “we,” “us” and “our”) is soliciting your proxy with the enclosed proxy card for use at the 2007 Annual Meeting of Stockholders of NationsHealth, Inc. to be held at the Company’s headquarters located at 13630 N.W. 8th Street, Suite 210, Sunrise, Florida, 33325, at 9:00 a.m. local time, on Monday, June 4, 2007, and at any adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 30, 2007.
GENERAL INFORMATION ABOUT VOTING
What is the purpose of the annual meeting?
At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, as well as any other matters which may properly be brought before the annual meeting.
Who is entitled to vote at the annual meeting?
Stockholders of record of NationsHealth common stock, par value $0.0001 per share (“Common Stock”), at the close of business on April 11, 2007 (the “Record Date”) may vote at the annual meeting. As of the Record Date, 28,877,760 shares of Common Stock were outstanding and, thus, are eligible to vote at the annual meeting. You are entitled to one vote for each share of Common Stock that you held on the Record Date.
Who can attend the annual meeting?
All stockholders of Common Stock as of the Record Date, or their duly appointed proxies, may attend the annual meeting. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend the annual meeting, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.
Please also note that if you hold your shares in “street name,” then you will need to bring a copy of a brokerage or other similar statement reflecting your ownership of shares of Common Stock as of the Record Date and check in at the registration desk at the annual meeting.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with the Company’s stock transfer agent, then you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of these shares, but not the stockholder of record, and your shares are held in “street name.”
What constitutes a quorum?
A quorum of stockholders is required in order to transact business at the annual meeting. The presence at the annual meeting, in person or by proxy, of the holders of shares of Common Stock representing a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote at the annual meeting will constitute a quorum, permitting the conduct of business at the annual meeting. As of the Record Date, 28,877,760 shares of Common Stock were outstanding and, thus, the presence, in person or by proxy, of holders of at least 14,438,881 shares will be required to establish a quorum.

How do I vote my shares?
If you are a stockholder of record, you can give a proxy to be voted at the annual meeting by mailing in the enclosed proxy card.
If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares.
Can I vote my shares in person at the annual meeting?
Yes. If you are a stockholder of record, you may vote your shares at the annual meeting by completing a ballot at the annual meeting.
However, if you are a “street name” holder, then you may vote your shares in person only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.
Even if you currently plan to attend the annual meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker, bank or other nominee, as described above, so that your vote will be counted if you later decide not to attend the annual meeting.
What are my choices when voting?
In the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this proxy statement beginning on page 3.
What is the Board’s recommendation?
The Board of Directors recommends a vote “FOR” all of the nominees for director.
What if I do not specify how I want my shares voted?
If you do not specify on your proxy card how you want to vote your shares, we will vote them “FOR” all of the nominees for director.
Can I change my vote?
Yes. You can revoke your proxy at any time before it is exercised in any of three ways:
•	by submitting written notice of revocation to NationHealth, Attention: Joshua B. Weingard, Secretary;

•	by submitting another proxy by mail that is dated later and is properly signed to NationHealth, Attention: Joshua B. Weingard, Secretary; or

•	if you are a stockholder of record, by voting in person at the annual meeting.
What vote is required for a proposal to be approved?
For the election of directors, the affirmative vote of a plurality of the votes cast at the annual meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
If you hold your shares in “street name” through a broker, bank or other nominee, whether the broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the annual meeting. Your broker, bank or other nominee may vote your shares in its discretion on “routine matters.” The election of directors is a routine matter on which brokers, banks and other nominees will be permitted to vote your shares if no voting instructions are furnished. On “non-routine matters,” if your broker, bank or other nominee has not received your voting instructions, your broker, bank or other nominee cannot vote your shares on such matter. This is called a “broker non-vote.” Broker non-votes will have no effect on the election of directors.

RGGPLS, LLC, the beneficial owner of 61.01% of Common Stock outstanding as of the Record Date, has advised NationsHealth that it will vote all shares of Common Stock held by it in favor of all of the nominees that are standing for election to the Board. If any nominee is unable to serve, which the Board has no reason to expect, RGGPLS, LLC has advised NationsHealth that it will vote all shares of Common Stock held by it for the other named nominees and for the person, if any, who is designated by the Board to replace such nominee. Accordingly, the election of the nominees to the Board who have been nominated by the Board is assured.
Are there any other matters to be acted upon at the annual meeting?
We do not know of any other matters to be presented or acted upon at the annual meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.
Can I vote by Internet or telephone?
If your shares are held in “street name,” you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services (“ADP”) online program. This program provides eligible stockholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. The Internet and telephone voting facilities will close at 11:59 PM ET on June 3, 2007. Stockholders who vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.
PROPOSAL 1
ELECTION OF DIRECTORS
Our Board has fixed the number of directors at twelve (12) for the coming year. Under our charter, our Board is divided into three classes, with each class having as nearly equal number of directors as possible. The term of one class expires at each annual meeting of stockholders, with their successors being subsequently elected to a three year term at such meeting of stockholders. At the 2007 Annual Meeting, four Class III Directors will be elected, each to hold office for a three-year term and until their successors are elected and qualified. Our Board has nominated Arthur Spector, Glenn M. Parker, Elliot F. Hahn, and Timothy Fairbanks for reelection as Class III Directors at the 2007 annual meeting. Each has consented to serve, if elected. Mr. Fairbanks currently serves as a Class I Director and his term was to expire in 2008. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board.
Nominees for Director
The following table contains certain information as of the Record Date about the nominees for Class III Director and current directors whose term will continue after the 2007 annual meeting.

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
Nominees for Class III Directors (term will expire 2010)

Arthur Spector Age: 66	Arthur Spector currently serves as the chairman of the Board of the Company. Prior to August 31, 2004, Mr. Spector was the chairman of the board, chief executive officer and president of Millstream Acquisition Corporation from its inception in April 2003. Mr. Spector has served as chief executive officer and chairman of the board of Millstream II Acquisition Corp., a special purpose acquisition company, since its inception in September 2004. Since 1997, Mr. Spector has served as managing director of Safeguard International Fund, L.P., an international private equity fund. Mr. Spector also serves as a director and officer of several portfolio companies of Safeguard International. From March 1995 to October 2002, Mr. Spector served as chairman of the board of Neoware Systems, Inc., a manufacturer of sophisticated computer appliances and related software, and from May 1996 until June 1997, he also served as its president and chief executive officer. Mr. Spector has been a director of Timminco, Inc., a public specialty metals company, since 2004. Mr. Spector received a B.S. from the Wharton School of Finance at the University of Pennsylvania and a J.D. from the University of Pennsylvania Law School.	April 2003

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
Glenn M. Parker, M.D. Age: 43	Glenn M. Parker, M.D. has served as the chief executive officer of the Company since August 31, 2004. Prior to that date, Dr. Parker was the chief executive officer and a preferred member representative of NationsHealth Holdings since its formation. From September 1996 to October 1998, Dr. Parker practiced as a physician at Sussman, Staller and Parker. In October 1998, Dr. Parker founded ParkStone Medical Info Systems, Inc., a healthcare technology company, with Lewis P. Stone, where he served as chief executive officer until June 2000. In July 2001, Dr. Parker founded United States Pharmaceutical Group, L.L.C. with Robert Gregg and Mr. Stone. Dr. Parker received a B.S. from the University of Florida in 1986 and an M.D. from the New York Medical College in 1993. Dr. Parker is licensed as a medical doctor by the Florida Department of Health.	August 2004

Elliot F. Hahn, Ph.D Age: 62	Elliot F. Hahn, Ph.D. has served as the President of ACCU-BREAK Pharmaceuticals, Inc. since October 2004. Dr. Hahn serves on the board of directors of Pharmasset, Inc., a pharmaceutical company. Dr. Hahn co-founded Andrx Corporation and was Chairman Emeritus and a director of Andrx when Andrx merged with Watson Pharmaceuticals, Inc. in November 2006. Dr. Hahn was President of Andrx from 1993 until 2003, served as Chairman of the Board from 2002-2003 and as acting CEO from 2001-2002. From June 1990 until February 1993, Dr. Hahn was Vice President for Scientific Affairs of IVAX Corporation. Prior to that, he was Vice President of Research at the pharmaceutical subsidiary of IVAX. Before joining IVAX, Dr. Hahn was an associate professor at The Rockefeller University, as assistant professor at Albert Einstein College of Medicine, and a member of the Institute for Steroid Research at Montefiore Hospital, all in New York City. Dr. Hahn received a Ph.D. in Organic Chemistry from Cornell University. Dr. Hahn received a B.S. with Honors in Chemistry from the City College of New York. Dr. Hahn has authored over 60 peer-reviewed scientific publications.	August 2004

Timothy Fairbanks Age: 33	Timothy Fairbanks has served as executive vice president and the chief financial officer of the Company since August 31, 2004. Prior to that date, Mr Fairbanks served as the chief financial officer of NationsHealth Holdings since May 2004 and has been the head of finance at NationsHealth since November 2002. From 1999 to 2001, Mr. Fairbanks was vice president in the finance department of PrintSource U.S.A., a commercial printing consolidation company. From 1996 to 1999, Mr. Fairbanks was responsible for various financial aspects of Republic Industries/Republic Services Group. Mr. Fairbanks received a B.S. in Finance from Florida Atlantic University in 1996.	August 2004

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
Class I Directors Continuing in Office (present term expires 2008)

Gary D. Small, D.P.M. Age: 43	Gary D. Small, D.P.M. is a practitioner and teacher of podiatric medicine. Dr. Small was named the director of podiatric medical education at Larkin Community Hospital in Miami, Florida in 1998 and continues to serve in that capacity. He has been a member of the clinical faculty of the Barry University School of Podiatric Medicine since 1995. Dr. Small, an active member of the Dade County Podiatric Medical Association, has served as that organization’s president, vice president, treasurer and secretary. Dr. Small received a B.S. in zoology from the University of Florida and a D.P.M. from the Barry University School of Podiatric Medicine. He is certified in podiatric medicine and surgery and is a diplomate of the American Board of Podiatric Surgery.	August 2004

Michael D. Tabris Age: 69	Michael D. Tabris is a retired public relations executive and practitioner with over 40 years of experience focused primarily on corporate communications. From 1992 to 2003, Mr. Tabris was a public relations consultant. From 1990 to 1991, Mr. Tabris was vice president of public affairs for The Greater Cleveland Hospital Association. From 1987 to 1989, Mr. Tabris was vice president of corporate affairs of Mack Truck. From 1985 to 1987, Mr. Tabris was corporate director of public affairs for Phillip Morris Companies, Inc. From 1979 to 1985, he served as corporate director of communications and government affairs at Occidental Chemical Corporation. From 1968 to 1979, he served as director of public relations and customer communications for Celanese Fibers Marketing Company. From 1961 to 1968, Mr. Tabris had responsibilities over internal and then external communications for United Parcel Service. Mr. Tabris received a B.S. in journalism, public relations and marketing from New York University and continues to serve as a member of the Public Relations Society of America.	August 2004

Raymond N. Steinman Age: 42	Raymond N. Steinman has been president of Bralco Group, a marketing and event consulting firm, since December 2004. From February 2004 to December 2004, Mr. Steinman served as vice president of Music and Live Entertainment for Five Star Productions, one of the country’s largest independent television, film and special event companies. Prior to holding this position, Mr. Steinman was a vice president with Clear Results Productions, a subsidiary of Clear Channel Communications Worldwide, from 1998 until 2004. Mr. Steinman received a B.S. in engineering from the University of South Florida in 1987.	August 2004

Dr. Mark H. Rachesky Age: 48	Mark H. Rachesky, M.D., is a co-founder and the president of MHR Fund Management LLC (founded in 1996) and affiliates, investment managers of various private investment funds that invest in distressed and deeply undervalued middle-market companies. Dr. Rachesky currently serves on the board of directors of Leap Wireless International, Inc. and Loral Space and Communications, Inc., where he also serves as Non-Executive Chairman of both boards, Neose Technologies, Inc. and Emisphere Technologies, Inc. Dr. Rachesky holds an M.B.A. from the Stanford University School of Business, an M.D. from the Stanford University School of Medicine, and a B.A. from the University of Pennsylvania.	October 2005

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
Class II Directors Continuing in Office (present term expires 2009)

Lewis P. Stone Age: 46	Lewis P. Stone has served as the president and chief information officer of the Company since August 31, 2004. Prior to that date, Mr. Stone served as the chief information officer and a preferred member representative of NationsHealth Holdings. In July 2001, Mr. Stone founded United States Pharmaceutical Group, L.L.C. with Dr. Parker and Robert Gregg. In October 1998, Mr. Stone founded ParkStone Medical Info Systems, Inc. with Dr. Parker, where he served as chief technology officer until June 2001. From 1997 to 1998, Mr. Stone served as a software consultant at Maxim Group, Inc., a consultancy firm. In 1987, Mr. Stone co-founded BrownStone Solutions, an enterprise software company, where he served as president and software architect until 1996. BrownStone Solutions was acquired by Platinum Technology, Inc. in 1995. Between 1982 and 1986, Mr. Stone was a consultant in Andersen Consulting’s Advanced Systems Group. Mr. Stone received a B.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute in 1982.	August 2004

Don K. Rice Age: 58	Don K. Rice is a co-founder and the managing partner of Rice Sangalis Toole & Wilson (formed in 1991) and Capital Point Partners (founded in 2005), privately held firms that invest primarily in the subordinated debt of middle market companies located throughout the United States. Mr. Rice also serves as Chairman of the Board and Chief Executive Officer of Ascend Acquisition Corporation and as a director of Millstream II Acquisition Corp., public companies that serve as special purpose acquisition companies. Mr. Rice also serves on the board of directors of Mrs. Fields Famous Brands, LLC, a franchisor in the premium snack food industry. Prior to forming Rice Sangalis Toole & Wilson and Capital Point Partners, Mr. Rice was president and chief executive officer of First Texas Merchant Banking Group, a firm that specialized in providing subordinated debt financing. Previously, Mr. Rice was a vice president of PruCapital, Inc., an investment subsidiary of The Prudential Insurance Company of America. Mr. Rice received a B.B.A. and M.B.A. from the University of Texas.	April 2003

Richard R. Howard Age: 58	Richard R. Howard has been a principal of BLH Strategies LLC, a business consulting firm, since January 2003. Mr. Howard served as President of Flagship Healthcare Management, Inc., a healthcare company now named Flagship Global Health, Inc., from June 2004 to August 2005 and has served as a director since November 2004. Mr. Howard is a retired vice chairman of Genesis Healthcare Ventures, now Genesis Healthcare, Inc. At Genesis, Mr. Howard was responsible for Genesis ElderCare’s five regional operations, plus clinical practice, real estate and property management. Prior to becoming vice chairman in 1998, Mr. Howard served as president and chief operating officer of Genesis. He joined Genesis in 1985 as vice president of development. Mr. Howard’s experience also includes over ten years in the banking industry. Mr. Howard is a graduate of the Wharton School, University of Pennsylvania, where he received a Bachelor of Science degree in Economics in 1971.	August 2004

George F. Raymond Age: 70	George F. Raymond is a private investor and, since 1989, has been president of Buckland LLC, a private consulting company in the information technology industry. He founded Automatic Business Centers, Inc. (“ABC”), a payroll processing company in 1972 and sold the company to CIGNA Corporation in 1983. Mr. Raymond and other members of ABC’s management repurchased ABC in 1986 from CIGNA and sold ABC to Automatic Data Processing Corporation in 1989. Mr. Raymond is a director and serves on the audit committees of the following public companies: BMC Software, Inc. (a software company), and Heartland Payment Systems, Inc. (a credit/debit card processing company). Mr. Raymond received a BBA in accounting from the University of Massachusetts in 1959 and was licensed as a certified public accountant in 1965.	August 2004
Corporate Governance
Independence. Our Board has determined that four of the current directors, Don K. Rice, Richard R. Howard, George F. Raymond and Elliot F. Hahn, Ph.D., are independent directors as defined by applicable NASDAQ Marketplace Rules governing the independence of directors.
Board Meetings and Committees. Our Board held 11 meetings during 2006 and executed three unanimous consents in lieu of meetings, as well as two meetings of only the independent directors. Each of the directors then in office attended at least 75% in the aggregate of all meetings of the Board and all meetings of the committees of the Board on which such director then served. While nominees for election as directors in a given year are encouraged to attend the annual meeting of stockholders, barring significant commitments or special circumstances, we do not have a policy with regard to other Board members’ attendance at annual meetings. Except for Dr. Rachesky and Messrs. Rice and Steinman, all members of the Board attended our 2006 Annual Meeting of Stockholders. Our Board has two standing committees: the Audit Committee and the Compensation Committee.

Executive Sessions. We hold regular executive sessions in which non-management directors meet without management participation.
Stockholder Communications. Any stockholder wishing to communicate with the Company’s Board, a particular director or any committee of the Board may do so by sending written correspondence to the Company’s principal executive office, attention Joshua Weingard, Chief Legal Officer and Secretary. All such communications will be delivered to the Board or the applicable director or committee chair.
Director Nominations. The Company is a “controlled company” within the meaning of NASDAQ Marketplace Rule 4350(c). RGGPLS LLC’s beneficial ownership of the Company’s Common Stock is the basis for the determination that the Company is a “controlled company.” Because we are a controlled company, the Board has not established a separate nominating committee or charter. The Board has not adopted formal rules governing director nominations and has not set specific, minimum qualifications that must be met by director candidates. The nominees for Class III Directors to be voted upon at the 2007 annual meeting were unanimously recommended by the Board for submission to our stockholders as nominees for director. Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth herein under the heading “Stockholder Recommendations for Director Nominations.”
In March 2004, the Company, RGGPLS Holding, Inc. (the predecessor of RGGPLS, LLC) and Arthur Spector entered into a governance agreement, which was amended and restated in August 2004. Pursuant to the amended and restated governance agreement, subject to certain conditions, RGGPLS, LLC was given the right to designate three nominees for each of Class I, Class II and Class III Directors that are standing for election to the Board, and Mr. Spector was given the right to be the non-executive Chairman of the Board and to designate one nominee for each of Class II and Class III Directors that are standing for election to the Board. Additionally, the Company agreed to include the nominees designated by RGGPLS, LLC and Mr. Spector in the Company’s proxy statement. The nominees for Class III Directors at the 2007 annual meeting include Drs. Parker and Hahn and Mr. Fairbanks, each of whom has been designated as a nominee by RGGPLS, LLC, and Mr. Spector who has been designated as a nominee by Mr. Spector.
In March 2004, the Company, RGGPLS Holding, Inc. and GRH Holdings, L.L.C., entered into a stockholders agreement, which was amended in June 2004. Pursuant to the stockholders agreement as amended, GRH Holdings, L.L.C. agreed to vote certain shares of Common Stock held by it in the manner directed by RGGPLS, LLC.
In February 2005, MHR Capital Partners LP and two of its affiliates (collectively, the “Holders”) and the Company, RGGPLS Holding, Inc. and GRH Holdings, L.L.C., entered into a stockholders agreement in connection with the Company’s private placement transaction with the Holders. Pursuant to the stockholders agreement, the Company, RGGPLS, LLC and GRH Holdings, L.L.C. agreed to vote and take all necessary and desirable action within their control to cause the nomination and election to the Board of a person designated by the Holders (the “MHR Director”), and the Holders agreed to vote up to 1,785,714 shares of Common Stock held by them in the manner directed by RGGPLS, LLC. The Holders requested that the Company designate Dr. Mark H. Rachesky as the MHR Director and, in October 2005, Dr. Rachesky was elected to the Board as a Class I Director.
Audit Committee. The Audit Committee has authority to select and engage our independent auditors and is responsible for reviewing our audited financial statements, accounting processes and reporting systems, and discusses the adequacy of our internal financial controls with our management and our auditors. The Audit Committee also is responsible for overseeing the independence of, and approving all services provided by, our independent auditors.
The members of the Audit Committee are Don K. Rice, Richard R. Howard and George F. Raymond, who serves as Chairman. Our Board has considered and concluded that Messrs. Rice, Howard and Raymond satisfy the independence, financial literacy and expertise requirements as defined by applicable NASDAQ National Market standards governing the qualifications of Audit Committee members. Additionally, our Board has determined that Mr. Raymond qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission (“SEC”).
The Audit Committee held ten meetings during 2006. The Audit Committee operates under a written charter adopted by the Board, which can be viewed on our website at www.nationshealth.com. For more information about the Audit Committee, including its audit services pre-approval procedures, see “Report of the Audit Committee” and “Information Concerning Our Auditors” in this proxy statement.

Compensation Committee. The Compensation Committee, which held nine meetings during 2006, determines the compensation to be paid to NationsHealth’s executive officers, including the Chief Executive Officer. The Committee also administers the NationsHealth, Inc. 2004 Incentive Stock Plan and NationsHealth, Inc. 2005 Long-Term Incentive Plan, including the grants of awards under these plans. The Committee consists entirely of independent directors. The members of the Compensation Committee are Elliot F. Hahn, Ph.D., Richard R. Howard and Don K. Rice, who serves as Chairman. The Compensation Committee operates under a written charter adopted by the Board, which can be viewed on our website at www.nationshealth.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation, including the role of the Chief Executive Officer, are addressed in the Compensation Discussion and Analysis on page 11.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2006, Elliot F. Hahn, Ph.D., Richard R. Howard and Don K. Rice served on the Compensation Committee. No committee member was involved in an interlocking relationship nor insider participation with respect to the Compensation Committee.
Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers, directors and persons who own beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership and changes in their ownership of the Company’s Common Stock with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2006, our executive officers, directors and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Company grants of Common Stock, as part of 2005 bonuses paid in 2006, to the Company’s Chairman, Arthur Spector, Chief Executive Officer, Glenn M. Parker, Chief Financial Officer, Timothy Fairbanks, and Chief Information Officer, Lewis P. Stone were not timely filed on Form 4. In each of these instances, a Form 4 was subsequently filed.
Certain Relationships and Related Transactions
Review, Approval and Ratification of Transactions with Related Persons
Reviewing and approving related party transactions is a responsibility included in the Audit Committee’s charter. Accordingly, the Audit Committee reviews and approves transactions in which the Company was a participant, the amount involved exceeded $120,000 and any of the Company’s directors or executive officers, or their immediate family members, had a direct or indirect material interest. When considering a related person transaction, the Audit Committee analyzes, among other factors it deems appropriate, whether such related person transaction was to be for the benefit of the Company and upon terms no less favorable to the Company than if the related person transaction was with an unrelated party. During 2006, no related person transaction occurred where this process was not followed.
Transactions with Related Persons
On February 28, 2005, the Company closed a private placement transaction with the Holders. Dr. Rachesky, a member of the Company’s Board of Directors, is a principal of MHR Capital Partners. For an aggregate purchase price of $15,000,000, the Holders received $15,000,000 par value in secured convertible notes (the “MHR Notes”) and 1,785,714 shares of the Company’s Common Stock. The 1,785,714 shares of the Company’s Common Stock were transferred to the Holders by certain principal stockholders of the Company. The transferring stockholders did not receive any proceeds from this transaction, and the Company did not issue any additional shares of Common Stock in connection with the transfer to the Holders. In combination with their prior holdings, this transaction resulted in the Holders owning more than 10% of the Company’s then outstanding Common Stock.
The MHR Notes, which mature on February 28, 2012, have a stated fixed interest rate of 7.75%, payable monthly. The MHR Notes are secured by substantially all the Company’s assets, but are subordinated to the Company’s line of credit. The MHR Notes may be subordinated to future indebtedness not to exceed $20,000,000 unless the Company achieves certain performance criteria as specified in the MHR Notes, in which case the amount of senior debt may not exceed $25,000,000. The terms of the MHR Notes allow the Holders, at their discretion, to convert all or part of the MHR Notes into shares of the Company’s Common Stock at a conversion price of $6.56 per share, subject to adjustment for anti-dilution, which is limited and capped, as described in the MHR Notes. In addition, the MHR Notes will accelerate to maturity upon the occurrence of a default on the MHR Notes by the Company.

The MHR Notes may be redeemed at the option of the Company under certain circumstances, and upon a change of control transaction, as defined. If a MHR Note is redeemed at the option of the Company other than upon a change of control transaction, the Holders may receive, at their discretion, either (i) the principal amount plus any accrued and unpaid interest of the MHR Notes being redeemed (the “Par Redemption Price”), plus a warrant exercisable for such number of shares of the Company’s Common Stock the Holders would have received had the MHR Notes being redeemed been converted immediately prior to such redemption, which warrant shall have an exercise price equal to the conversion price of the MHR Notes in effect immediately prior to issuance of the warrant, and shall expire on February 28, 2012 (a “Redemption Warrant”), or (ii) 110% of the outstanding principal amount of the MHR Notes being redeemed plus any accrued and unpaid interest thereon (the “Premium Redemption Price”). If a Note is redeemed pursuant to a change of control transaction, the Company may redeem the MHR Notes at the Premium Redemption Price, or if the Company does not act, the Holders may choose to either receive the Premium Redemption Price or require that the surviving entity assume the obligations of the MHR Notes.
On February 28, 2010, and from time to time thereafter, the Company is required to redeem a portion of the MHR Notes at the Par Redemption Price. In addition, upon a redemption by the Company of its publicly traded warrants which results in the exercise of at least three quarters of the publicly traded warrants outstanding as of the closing date for cash, the Holders shall have the right to require the Company to repurchase from them shares of Common Stock equal to such number of shares of Common Stock that would be receivable upon conversion of up to an aggregate of $5,000,000 in principal amount of the MHR Notes, at the greater of the market price per share of the Common Stock at such time or $8.50 per share, provided, that in no event shall the aggregate payment for all of such shares exceed 25% of the cash proceeds of the publicly traded warrants exercised pursuant to the warrant redemption. Also, for 30 days following a redemption in which the Holders receive Redemption Warrants, (i) the Holders shall have a right (the “Tax Put Right”) by written notice to the Company to require the Company to purchase an amount of shares of Common Stock from the Holders, at the market price per share at such time, that is equal to an amount of up to $5,000,000 in the aggregate for all such redemptions for all Holders of all MHR Notes and (ii) if the amount received by the Holders after exercising its rights up to the maximum aggregate amount pursuant to clause (i) is, when combined with the cash consideration received by the Holders upon redemption of the MHR Notes, still insufficient to pay the income taxes relating to the redemption, the receipt of the Redemption Warrants and the exercise of the Tax Put Right, then, upon receipt of written notice from the Holders of such insufficiency, the Company shall use commercially reasonable efforts to file a registration statement for all Holders of MHR Notes (regardless of the number of redemptions) as soon as reasonably practicable after such redemption but in any event within thirty (30) days after such redemption and cause such registration statement to be declared effective as soon as practicable after such filing but in any event within sixty (60) days after such filing, failing which the Holders of all MHR Notes shall have an additional Tax Put Right in the amount of up to $2,500,000 in the aggregate for all such redemptions.
During 2006 and 2005, the Company paid interest of approximately $1,162,500 and $968,750, respectively, to the Holders.
The Company entered into an agreement with Connecticut General Life Insurance Company (“CIGNA”) on May 4, 2005 to provide services to CIGNA in connection with CIGNA’s offering of Medicare Part D prescription drug plans, called “CIGNATURE Rx”, to Medicare beneficiaries. The services provided by the Company to CIGNA under the original agreement encompass virtually all aspects of the non-claims administration of CIGNA’s Part D plans, including advertising and marketing for the plans, member eligibility and enrollment processing, member service, Centers for Medicare and Medicaid Services (“CMS”) communication and reconciliation, and member billing and premium collection.
In conjunction with the Company’s agreement with CIGNA, on November 4, 2005, CIGNA purchased from the Company 303,030 shares of its Common Stock for $6.60 per share, or approximately $2,000,000, and the Company issued to CIGNA warrants to purchase 2,936,450 shares of its Common Stock at $6.60 per share. These 3,239,480 shares, including those shares issuable upon exercise of the warrants, are subject to a registration rights agreement effective November 4, 2005 that, upon notification from CIGNA, would require the Company to file a registration statement with the SEC seeking registration of the shares.
On May 26, 2006, the Company and CIGNA entered into an Amended and Restated Preferred Vendor Agreement (the “Amended and Restated Agreement”). The initial term (the “Initial Term”) of the Amended and Restated Agreement expires on December 31, 2009 and automatically renews for additional one-year periods (an “Additional Period”) unless any party provides to the other party notice to terminate not later than July 1 of any Additional Period or the final year of the Initial Term. The Amended and Restated Agreement is contingent upon the continued award of Part D contracts to CIGNA by CMS.

Pursuant to the Amended and Restated Agreement, the Company will continue to provide certain enrollee service activities and, at the option of CIGNA, selected marketing and enrollment services in connection with CIGNA’s Part D plans. In addition, under the Amended and Restated Agreement, the Company may provide these services to other Medicare Part D insurers and CIGNA may use other vendors to provide services for its Medicare Part D program, provided, however, that CIGNA is required to pay the Company certain fees if CIGNA does not meet specified thresholds of enrollees serviced by the Company. The Amended and Restated Agreement also modifies the compensation terms among the parties to provide for a predictable service fee arrangement for the 2007 plan year and continuing until the end of the Initial Term.
During 2006 and 2005, the Company derived revenue of approximately $35,140,000 and $10,249,000, respectively, from its relationship with CIGNA.
Lewis P. Stone, a director and the President and Chief Information Officer of the Company, is the son-in-law of Michael Tabris, a director. Ken Tabris, the Company’s Vice President of Distribution, is the son of Michael Tabris and the brother-in-law of Mr. Stone. During 2006, Ken Tabris earned a base salary of $111,250, as well as earned a bonus of $37,500 for the year ended December 31, 2006, but which was paid in April 2007.
Executive Officers of the Registrant
The following contains certain information as of April 30, 2007 about the current executive officers of NationsHealth:

Name	Age	Position
Glenn M. Parker, M.D.	43	Director and Chief Executive Officer
Lewis P. Stone	46	Director, President and Chief Information Officer
Timothy Fairbanks	33	Director, Executive Vice President and Chief Financial Officer
Rodney Carson	48	Executive Vice President of Operations
Joshua B. Weingard	34	Executive Vice President, Chief Legal Officer and Secretary
Glenn M. Parker, M.D. has served as the chief executive officer of the Company since August 31, 2004. Prior to that date, Dr. Parker was the chief executive officer and a preferred member representative of NationsHealth Holdings since its formation. From September 1996 to October 1998, Dr. Parker practiced as a physician at Sussman, Staller and Parker. In October 1998, Dr. Parker founded ParkStone Medical Info Systems, Inc., a healthcare technology company, with Lewis P. Stone, where he served as chief executive officer until June 2000. In July 2001, Dr. Parker founded United States Pharmaceutical Group, L.L.C. with Robert Gregg and Mr. Stone. Dr. Parker received a B.S. from the University of Florida in 1986 and an M.D. from the New York Medical College in 1993. Dr. Parker is licensed as a medical doctor by the Florida Department of Health.
Lewis P. Stone has served as the president and chief information officer of the Company since August 31, 2004. Prior to that date, Mr. Stone served as the chief information officer and a preferred member representative of NationsHealth Holdings. In July 2001, Mr. Stone founded United States Pharmaceutical Group, L.L.C. with Dr. Parker and Robert Gregg. In October 1998, Mr. Stone founded ParkStone Medical Info Systems, Inc. with Dr. Parker, where he served as chief technology officer until June 2001. From 1997 to 1998, Mr. Stone served as a software consultant at Maxim Group, Inc., a consultancy firm. In 1987, Mr. Stone co-founded BrownStone Solutions, an enterprise software company, where he served as president and software architect until 1996. BrownStone Solutions was acquired by Platinum Technology, Inc. in 1995. Between 1982 and 1986, Mr. Stone was a consultant in Andersen Consulting’s Advanced Systems Group. Mr. Stone received a B.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute in 1982.
Timothy Fairbanks has served as executive vice president and the chief financial officer of the Company since August 31, 2004. Prior to that date, Mr Fairbanks served as the chief financial officer of NationsHealth Holdings since May 2004 and has been the head of finance at NationsHealth since November 2002. From 1999 to 2001, Mr. Fairbanks was vice president in the finance department of PrintSource U.S.A., a commercial printing consolidation company. From 1996 to 1999, Mr. Fairbanks was responsible for various financial aspects of Republic Industries/Republic Services Group. Mr. Fairbanks received a B.S. in Finance from Florida Atlantic University in 1996.
Rodney Carson has served as the executive vice president of operations for the Company since November 2006. Mr. Carson served as the Company’s senior vice president of Pharmacy Products and Insurance Services from May 2006 to November 2006 and as its senior vice president of operations at from September 2005 to April 2006. In addition to founding and running his own corporate advisory business prior to joining NationsHealth, Mr. Carson was formerly president of Liberty Medical Supply Pharmacy, the mail order prescription drug division of Liberty Medical Supply from February 2002 through March 2004. Mr. Carson has also served in a variety of corporate finance and advisory functions, including positions at First Union/Wachovia Securites, ABN Amro, and Banque Nationale de Paris. Mr. Carson has a BS in Accounting and an MBA from Indiana University and was formerly a licensed CPA and held NASD Series 7 and 63 licenses.

Joshua B. Weingard has served as executive vice president, chief legal officer and secretary of the Company since December 2006. Mr. Weingard served as senior corporate and securities counsel at Andrx Corporation, a specialty pharmaceutical company, from February 2006 through December 2006 and as corporate and securities counsel of Andrx from May 2002 through February 2006. Prior to that, Mr. Weingard was an attorney in the corporate department of the Miami office of Broad and Cassel. Mr. Weingard holds a JD, MBA and BS in Finance from the University of Florida.
COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
The Compensation Committee administers the compensation program for all of NationsHealth’s executive officers, including the five individuals (Dr. Parker and Messrs. Stone, Fairbanks, Carson and Tremain) included in the Summary Compensation Table on page 15, who are collectively referred to throughout this Proxy Statement as the “named executive officers.”
The Compensation Committee reviews and determines all executive officer compensation, administers NationsHealth’s equity incentive plans (including reviewing and approving grants to NationsHealth’s executive officers), makes recommendations to stockholders with respect to proposals related to compensation matters and generally consults with management regarding employee compensation programs. The Compensation Committee’s charter reflects these, among other, responsibilities. The Compensation Committee and the Board periodically review and, if appropriate, revise the charter.
The Board determines the Compensation Committee’s membership. Don K. Rice, Chairman, Richard R. Howard, and Elliot F. Hahn, Ph.D., all of whom have been designated as independent directors under the applicable rules of the Nasdaq Stock Market, comprise the Compensation Committee. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. At Board meetings, the Chairman of the Compensation Committee reports on Compensation Committee actions and recommendations.
Pursuant to its authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee, the Compensation Committee engaged the services of Watson Wyatt Worldwide (“Watson Wyatt”), an outside global human resources consulting firm, to meet with and advise the Compensation Committee with respect to evaluating the competitiveness of NationsHealth’s compensation program for its executive officers and aligning executive compensation with NationsHealth’s performance and stockholders’ interests.
Compensation Philosophy and Objectives
NationsHealth’s compensation program for executive officers principally consists of a base salary, an annual cash incentive program and periodic grants of restricted stock or stock options. The Compensation Committee believes that the most effective executive officer compensation program is one that is designed to align the interests of the executive officers with those of stockholders by compensating the executive officers in a manner that advances both the short- and long-term interests of NationsHealth and its stockholders. The Compensation Committee believes that NationsHealth’s compensation program for executive officers is appropriately based upon the performance of NationsHealth, the performance and level of responsibility of the executive officer, and market data regarding the value of the executive officer’s position at comparable companies.
Setting Executive Officer Compensation
Based on the philosophy and objectives outlined above, the Compensation Committee has structured NationsHealth’s compensation program for executive officers to motivate the executive officers to achieve the business goals set by NationsHealth and reward the executive officers for achieving such goals. In order to facilitate the Compensation Committee’s ability to establish and maintain NationsHealth’s compensation program for executive officers, the Chief Executive Officer conducts annual reviews of the performance of each named executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Compensation Committee). The Chief Executive Officer then presents to the Compensation Committee his conclusions and recommendations based on these reviews, including those with respect to setting and adjusting base salary, annual cash incentive awards and restricted stock or stock option awards.

Additionally in 2005, the Compensation Committee engaged Watson Wyatt to conduct a review of the compensation program for key executive officers. The Compensation Committee anticipates commissioning Watson Wyatt to provide the Compensation Committee with reports, studies and relevant market data approximately every third year. Watson Wyatt also provides the Compensation Committee with alternatives to consider when making compensation decisions for the executive officers generally and on the recommendations being made by the Chief Executive Officer for the other executive officers. The Compensation Committee periodically reviews and updates the companies that are included for comparison purposes in Watson Wyatt’s reports, studies and data. During the initial assessment in 2005, the following companies were selected as NationsHealth’s peer companies for such purposes:

Allied Healthcare International, Inc.	Curative Health Services, Inc.
Amedisys, Inc.	E Com Ventures, Inc.
America Service Group, Inc.	Gentiva Health Services, Inc.
American Healthways, Inc.	Hooper Holmes, Inc.
American Homepatient, Inc.	Lincare Holdings, Inc.
Apria Healthcare Group	Opticare Health Systems, Inc.
Cantel Medical Corp.	Osteotech, Inc.
Chindex International, Inc.	PetMed Express, Inc.
Chronimed, Inc.
The Compensation Committee believes that the total compensation for the named executive officers should range from approximately the 60th percentile to the 75th percentile of the total compensation paid to similarly situated executive officers at NationsHealth’s peer companies. Additionally, in 2006, the Compensation Committee requested Watson Wyatt to provide a summary update to the recommendations that Watson Wyatt had provided in its initial assessment in 2005.
The Compensation Committee believes that a successful compensation program requires the application of judgment. Accordingly, while the reports, studies and relevant market data provided by Watson Wyatt are useful guides for comparative purposes, and while the conclusions reached, and recommendations made, by the Chief Executive Officer based upon his annual reviews of the performance of the named executive officers facilitate the Compensation Committee’s decision-making process, the Compensation Committee can exercise its discretion in modifying upward or downward any recommended amounts or awards to executive officers. In 2006, the Compensation Committee exercised this discretion and reduced, and in some cases eliminated, the cash bonuses payable to the named executive officers under NationsHealth’s annual incentive compensation program as discussed in more detail below.
Executive Officer Compensation Components
For the fiscal year ended December 31, 2006, the principal components of compensation for the named executive officers were:
•	base salary;

•	annual incentive program; and

•	long-term equity incentive compensation.
Base Salary
The Compensation Committee believes that the base salaries offered by NationsHealth are competitive based on a review of market practices and the duties and responsibilities of each executive officer. The minimum base salaries of the named executive officers are established in employment agreements with NationsHealth. In the cases of Dr. Parker and Mr. Stone, NationsHealth had entered into their respective employment agreements in May 2004, before the Compensation Committee was appointed. Mr. Tremain’s employment with NationsHealth ended in November 2006. A discussion of Mr. Tremain’s severance payments is included in the Potential Payments upon Termination or Change in Control Table below.
In setting base salaries, the Compensation Committee periodically examines market compensation levels and trends observed in the market for executives of comparable experience and skills. Market information is used as an initial frame of reference for establishing and adjusting base salaries. In addition to examining market compensation levels and trends, the Compensation Committee makes base salary decisions for the named executive officers based on an annual review by the Compensation Committee with input and recommendations from the Chief Executive Officer, which includes a formal performance appraisal of each executive officer conducted by the Chief Executive Officer based on the executive officer’s achievement of individual goals set for him or her at the beginning of the year. The Compensation Committee’s review includes, among other things, the functional and decision-making responsibilities of each position, the significance of the executive officer’s specific area of individual responsibility to NationsHealth’s financial performance and achievement of overall goals, and the contribution, experience and work performance of each executive officer.

With respect to base salary decisions for the Chief Executive Officer, in addition to the minimum base salary established by his employment agreement, the Compensation Committee makes an assessment of Dr. Parker’s past performance as Chief Executive Officer and its expectations as to his future contributions to NationsHealth, as well as the factors described above for the other named executive officers, including examining market compensation levels and trends and evaluating his individual performance and NationsHealth’s financial condition, operating results and attainment of strategic objectives. In evaluating the performance of Dr. Parker for purposes of not only his base salary, but also his cash bonus under NationsHealth’s annual incentive program and restricted stock or stock option awards under NationsHealth’s long-term equity incentive compensation program, the Compensation Committee considered, among other things, the information received from Watson Wyatt regarding their competitive analysis of peer companies, as well as NationsHealth’s 2006 financial condition, operating results and achievement of strategic objectives. During 2006, base salary represented approximately 81% of the total compensation for the Chief Executive Officer and ranged from approximately 56% to 70% of the total compensation for each of the other named executive officers.
In an effort to assist NationsHealth in achieving improved financial performance, effective November 1, 2006, Dr. Parker and Mr. Stone agreed to voluntarily waive portions of their base salaries, and reserved the right to later reinstate their full base salaries upon their request without any retroactive payments. As a result, Dr. Parker’s base salary was reduced from $500,000 to $400,000 and Mr. Stone’s base salary was reduced from $500,000 to $300,000. Effective February 16, 2007, Dr. Parker and Mr. Stone elected to have their full base salaries reinstated.
Other than the voluntary decrease in salary from November 1, 2006 through February 15, 2007, the Chief Executive Officer’s 2006 base salary, as well as Mr. Stone’s salary, remained constant from 2005 through 2006. The Compensation Committee has not yet approved any increases in salary in 2007 for the Chief Executive Officer or any other named executive officer. Mr. Fairbanks’ base salary increased from $250,000 to $300,000 in May 2006 following his periodic performance review and Mr. Carson’s base salary increased from $175,000 to $225,000 effective April 2006 following his appointment to Senior Vice President of Pharmacy Products and Insurance Services, and from $225,000 to $275,000 effective November 2006 following his appointment to Executive Vice President of Operations, when he became an executive officer.
Annual Incentive Program
NationsHealth’s annual incentive program is a cash and/or stock bonus plan tied to the achievement of pre-established, objective individual and company-wide annual financial performance goals and strategic objectives. These goals and objectives are established each year. The annual incentive program is designed to promote high performance and achievement of shorter-term corporate strategic goals and initiatives, encourage the growth of stockholder value, and allow executives, including named executive officers, to participate in the growth and profitability of NationsHealth.
The amount of an executive officer’s bonus under NationsHealth’s annual incentive program varies upon the impact that the executive officer has on the overall corporate and divisional financial performance. Additionally, the Compensation Committee may determine that a portion of the bonus be paid in stock. Bonus awards to Dr. Parker and Messrs. Stone and Fairbanks for fiscal 2005 were paid 80% in cash and 20% in stock. Mr. Carson’s entire bonus for 2005 was paid in cash. Each executive officer’s bonus is intended to take into account corporate and individual components. In 2006, the financial performance goals and strategic objectives included, among other things, growing earnings before interest, taxes, depreciation and amortization, increasing cash flows and reducing general and administrative expenses. While financial performance goals and strategic objectives are established, the Compensation Committee can exercise its discretion in modifying upward or downward the amount of any cash bonuses to be paid to the executive officers.
In 2006, the Compensation Committee established a bonus range of 25% to 75% of base salary for each named executive officer, with a target of 50%. Although the financial performance goals and strategic objectives that had been established under the 2006 annual incentive program had been achieved with respect to the named executive officers, the Compensation Committee exercised its discretion to reduce the bonuses that would have been paid to the named executive officers because the overall position of NationsHealth at the end of 2006 was not as favorable as the Compensation Committee had expected it to be at the beginning of the year when the financial performance goals and strategic alternatives were originally established. Accordingly, Mr. Fairbanks was awarded a cash bonus of $75,000 and Mr. Carson was awarded a cash bonus of $68,750, both of which were paid in 2007, under NationsHealth’s annual incentive program for 2006, as further detailed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below. No bonuses were awarded to the other named executive officers for 2006.

The Compensation Committee is in the process of establishing its financial performance goals and strategic objectives for NationsHealth’s 2007 annual incentive program, including, among other things, growing earnings before interest, taxes, depreciation and amortization, increasing cash flows and reducing general and administrative expenses. For 2007, the Compensation Committee has not made any changes to the bonus ranges of 25% to 75% of base salary for each named executive officer, with a target of 50%.
Long-Term Equity Incentive Compensation
NationsHealth’s long-term equity incentive compensation program provides an opportunity for the named executive officers, and the other executive officers, to increase their ownership interest in NationsHealth through grants of restricted stock or options to purchase shares of NationsHealth’s Common Stock and encourages executive officers to focus on long-term company performance by aligning the executive officers’ interests with those of NationsHealth’s stockholders, since the ultimate value of such compensation is directly dependent on the stock price. The Compensation Committee believes that providing executive officers with opportunities to acquire an interest in the growth and prosperity of NationsHealth through the grant of restricted stock or stock options enables NationsHealth to attract and retain qualified and experienced executive officers and offer additional long-term incentives.
The Compensation Committee’s grant of restricted stock or stock options to executive officers is entirely discretionary based on an assessment of the individual executive officer’s contribution to the success and growth of NationsHealth. Decisions by the Compensation Committee regarding grants of restricted stock or stock options to executive officers, including the named executive officers (other than the Chief Executive Officer), are generally made based upon the recommendation of the Chief Executive Officer, the level of the executive officer’s position with NationsHealth, an evaluation of the executive officer’s past and expected future performance, the number of outstanding and previously granted restricted stock or stock options to the executive officer, and discussions with the executive officer.
During 2006, the Compensation Committee, with the concurrence of Watson Wyatt, increased its use of awarding restricted stock, as opposed to granting stock options, to its senior employees, including the named executive officers. The Compensation Committee believes that grants of restricted stock provide NationsHealth with a number of benefits, including that restricted stock grants reduce the rate of dilution, and slow the use of authorized reserves, under NationsHealth’s equity incentive plans.
Dr. Parker and Mr. Stone did not receive any equity incentive compensation awards in 2006. Other than the grant to Mr. Tremain of 200,000 shares of restricted stock in June 2006, each stock option award described below was granted with an exercise price equal to the market value on the Nasdaq Stock Market on the date of grant and each stock option award and restricted stock award vests 25% one year from the date of grant and 12.5% every six months thereafter. Upon joining NationsHealth, Mr. Tremain received 200,000 stock options and 25,000 shares of restricted stock. In June 2006, Mr. Tremain agreed to the cancellation of his award of 200,000 stock options and was awarded 200,000 shares of restricted stock, vesting 16.66% on each of the first, second and third anniversaries of the date of grant and 25% each on the fourth and fifth anniversaries of the date of grant. Upon Mr. Tremain’s separation from NationsHealth in November 2006, 40,000 shares of restricted stock held by Mr. Tremain vested and the remaining 185,000 shares of restricted stock were forfeited. In May 2006, Mr. Carson was awarded 80,000 stock options. In November 2006, Mr. Fairbanks and Mr. Carson were granted 100,000 and 25,000 shares of restricted stock, respectively. In connection with the April 27, 2007 grant of 50,000 shares of restricted stock to Mr. Carson, Mr. Carson forfeited the 80,000 stock options issued to him in May 2006. These stock option and restricted stock grants are further detailed in the Grants of Plan-Based Awards Table below. The Compensation Committee believes that these stock option and restricted stock awards serve as a significant aid in the retention of the executive officers.
Internal Revenue Code Limits on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
The Compensation Committee believes that it is generally in NationsHealth’s best interest to attempt to structure performance-based compensation, including restricted stock or stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. The Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable NationsHealth to meet its overall objectives, even if NationsHealth may not deduct all of the compensation. Accordingly, NationsHealth cannot provide any assurance that compensation will satisfy the requirements for deductibility under Section 162(m).

Report of the Compensation Committee
The Compensation Committee has review and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this proxy statement.
By the Compensation Committee,
Don K. Rice, Chairman
Richard R. Howard
Elliot F. Hahn, Ph.D.
SUMMARY COMPENSATION TABLE — 2006
The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer, each of the next highest paid executive officers (determined as of December 31, 2006) whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2006, and one executive officer who was no longer serving as an executive officer as of December 31, 2006.

							Non-Equity
Name					Stock	Option	Incentive Plan	All Other
and		Salary	Bonus		Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)		($)(1)	($)(2)	($)(3)	($)(6)	($)
Dr. Glenn M. Parker Chief Executive Officer	2006	$483,333	$—		$—	$114,831	$—	$66,120	$664,284

Timothy Fairbanks Chief Financial Officer	2006	$279,936	$—		$342,122	$17,758	$75,000	$33,461	$748,277

Lewis P. Stone President and Chief Information Officer	2006	$466,667	$—		$—	$114,831	$—	$50,771	$632,269

Rodney Carson Senior Vice President of Operations	2006	$226,423	$—		$1,680	$26,670	$68,750	$26,242	$349,765

Robert Tremain (4) Chief Operating Officer (from 3/6/2006 to 11/14/2006)	2006	$276,185	$100,000	(5)	$144,250	$—	$—	$449,817	$970,252

FOOTNOTES TO SUMMARY COMPENSATION TABLE
(1)
The amounts in the Stock Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123 (revised) (“FAS 123(R)”), excluding the impact of estimated forfeitures related to service-based vesting conditions, and include amounts attributable to awards granted during and prior to fiscal 2006. Assumptions made in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007. Other than Mr. Tremain as described below, there were no forfeitures of restricted stock during 2006 for the named executive officers. Additional information regarding restricted stock awards is set forth in the Grants of Plan-Based Awards Table, the Outstanding Equity Awards at Fiscal Year-End Table and the Stock Vested Table below.

(2)
The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), excluding the impact of estimated forfeitures related to service-based vesting conditions, and include amounts attributable to awards granted during and prior to fiscal 2006. Assumptions made in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007. In connection with his restricted common stock grant on November 15, 2006, Mr. Fairbanks forfeited 12,500 stock options with an exercise price of $6.87, granted on October 22, 2004. In connection with his restricted stock grant on November 15, 2006, Mr. Carson forfeited 15,000 options with an exercise price of $6.80, granted on September 11, 2005. Other than Mr. Fairbanks, Mr. Carson and, as described below, Mr. Tremain, there were no forfeitures of stock options during 2006 for the named executive officers. Additional information regarding stock option awards, including the grant date fair value, is set forth in the Grants of Plan-Based Awards Table and the Outstanding Equity Awards at Fiscal Year-End Table below.

(3)
Awards of non-equity incentive plan compensation for 2006, if any, were paid in April 2007. The Company’s annual incentive program is more fully described in the Compensation Discussion and Analysis section set forth above.

(4)
Mr. Tremain served as our Chief Operating Officer from March 6, 2006 until November 14, 2006. The restricted common stock and options granted on February 3, 2006 in accordance with Mr. Tremain’s employment agreement were scheduled to vest 25% one year from date of grant and 12.5% every six months thereafter. On June 14, 2006, Mr. Tremain was granted an additional 200,000 shares of restricted common stock vesting 16.66% on each of the first, second and third anniversaries of the date of grant and 25% each on the fourth and fifth anniversaries of the date of grant and forfeited all of the 200,000 options granted on February 3, 2006. In accordance with the Separation Agreement and General Release dated November 17, 2006, between the Company and Mr. Tremain, effective on November 28, 2006, Mr. Tremain became fully vested in 40,000 shares of restricted common stock and forfeited the balance of 185,000 shares of restricted common stock. Additional information regarding the Separation Agreement and General Release is set forth in the All Other Compensation Table and the Potential Payments upon Termination or Change in Control Table below.

(5)	Represents signing bonus paid to Mr. Tremain upon commencement of employment.

(6)	Items included under “All Other Compensation” for each named executive officer are set forth in the table below:

ALL OTHER COMPENSATION TABLE

		Perquisites
		and Other					Severance
		Personal		Tax	Insurance		Payments /
		Benefits(d)		Reimbursements	Premiums		Accruals		Total
Name	Year	($)		($)	($)		($)		($)
Dr. Glenn M. Parker	2006	$41,398	(e)	$4,414	$20,308	(a)	$—		$66,120

Timothy Fairbanks	2006	$9,745	(f)	$4,414	$19,302	(a)	$—		$33,461

Lewis P. Stone	2006	$26,049	(g)	$4,414	$20,308	(a)	$—		$50,771

Rodney Carson	2006	$13,422	(h)	$3,518	$9,302	(b)	$—		$26,242

Robert Tremain	2006	$79,293	(i)	$—	$12,788	(a)	$357,736	(c)	$449,817
(a)	Represents reimbursement of life insurance premiums and Company-paid group medical and dental coverage.

(b)	Represents Company-paid group medical coverage.

(c)
Includes severance obligations of $350,000, of which $175,000 was paid in 2006 and $175,000 was paid in 2007, and COBRA continuation coverage in the amount of $7,736, in accordance with the Separation Agreement and General Release dated November 17, 2006, between the Company and Mr. Tremain, effective on November 28, 2006. Additional information regarding the Separation Agreement and General Release is set forth in the Potential Payments upon Termination or Change in Control Table below.

(d)
The value of these perquisites and other personal benefits is calculated based on their incremental cost to the Company, which is determined based upon the actual cost of providing these perquisites and other personal benefits.

(e)
Represents $18,002 for personal use of Company car service, $5,644 for personal cellular phone/blackberry use, $17,152 for event tickets, entertainment and meals, and $600 for credit card and airline membership fees.

(f)	Represents $5,333 for personal use of Company car service, $2,912 for event tickets, entertainment and meals, and $1,500 for credit card membership fees.

(g)
Represents $527 for personal use of Company car service, $512 for personal cellular phone use, $21,485 for event tickets, entertainment and meals, $2,490 in fees paid for legal services, and $1,035 for credit card and airline membership fees.

(h)	Represents $13,300 for rental/temporary housing and $122 for entertainment and meals.

(i)
Represents $466 for personal use of Company car service, $1,417 for entertainment and meals, $75 for credit card membership fees, $59,500 for rental/temporary housing, and $17,835 in reimbursed relocation expenses.

GRANTS OF PLAN-BASED AWARDS TABLE — 2006
The following table sets forth certain information concerning grants of awards to the named executive officers pursuant to the Company’s non-equity and equity incentive plans in the fiscal year ended December 31, 2006.

						Stock Awards:	Option Awards:
						Number of	Number of	Exercise or	Grant Date Fair
			Estimated Possible Payouts Under			Shares of	Securities	Base Price	Value of Stock
			Non-Equity Incentive Plan Awards(1)			Stock or	Underlying	of Option	and Option
	Grant		Threshold	Target	Maximum	Units	Options	Awards	Awards(2)
Name	Date		($)	($)	($)	(#)	(#)	($ / Sh)	($)
Dr. Glenn M. Parker	3/31/06		$—	$250,000	$375,000	—	—	—	—

Timothy Fairbanks	3/31/06		$—	$150,000	$225,000	—	—	—	—
	11/15/2006	(3)	—	—	—	100,000	—	—	$215,000

Lewis P. Stone	3/31/06		$—	$250,000	$375,000	—	—	—	—

Rodney Carson	3/31/06		$—	$137,500	$206,250	—	—	—	—
	5/22/2006	(4)	—	—	—	—	80,000	$2.25	$100,384
	11/15/2006	(3)	—	—	—	25,000	—	—	$53,750

Robert Tremain	3/31/06		$—	$200,000	$300,000	—	—	—	—
	2/3/2006	(5)	—	—	—	25,000	—	—	$103,750
	2/3/2006	(5)	—	—	—	—	200,000	$6.65	$295,380
	6/14/2006	(5)	—	—	—	200,000	—	—	$540,000

FOOTNOTES TO GRANTS OF PLAN-BASED AWARDS TABLE — 2006
(1)
Represents the estimated possible payouts of cash awards under the Company’s annual incentive program. Cash awards made under the Company’s annual incentive program are included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above. The Company’s annual incentive program is more fully described in the Compensation Discussion and Analysis set forth above.

(2)	Represents the grant date fair value computed in accordance with FAS 123(R).

(3)
Grants of restricted common stock made under the NationsHealth, Inc. 2005 Long-Term Incentive Plan with 25% vesting one year from date of grant and 12.5% every six months thereafter. In connection with his restricted common stock grant on November 15, 2006, Mr. Fairbanks forfeited 12,500 stock options with an exercise price of $6.87, granted on October 22, 2004. In connection with his restricted stock grant on November 15, 2006, Mr. Carson forfeited 15,000 stock options with an exercise price of $6.80, granted on September 11, 2005.

(4)
Grant of options made under the NationsHealth, Inc. 2005 Long-Term Incentive Plan with 25% vesting one year from date of grant and 12.5% every six months thereafter. In connection with the employment agreement between the Company and Mr. Carson, dated as of April 27, 2007, Mr. Carson was granted 50,000 shares of restricted common stock and forfeited all of the 80,000 stock options granted on May 22, 2006.

(5)
The restricted common stock and options granted under the NationsHealth, Inc. 2005 Long-Term Incentive Plan on February 3, 2006, in accordance with Mr. Tremain’s employment agreement, were scheduled to vest 25% one year from date of grant and 12.5% every six months thereafter. On June 14, 2006, Mr. Tremain was granted an additional 200,000 shares of restricted common stock under the NationsHealth, Inc. 2005 Long-Term Incentive Plan vesting 16.66% on each of the first, second and third anniversaries of the date of grant and 25% each on the fourth and fifth anniversaries of the date of grant and forfeited all of the 200,000 options granted on February 3, 2006. In accordance with the Separation Agreement and General Release dated November 17, 2006, between the Company and Mr. Tremain, effective on November 28, 2006, Mr. Tremain became fully vested in 40,000 shares of restricted common stock and forfeited the balance of 185,000 shares of restricted common stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE — 2006
The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2006.

	Option Awards					Stock Awards
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Options		Exercise	Option	Have Not		Have Not
	(#)	(#)		Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(1)
Dr. Glenn M. Parker	65,375	65,375	(2)	$6.87	10/21/2010	—		—

Timothy Fairbanks	12,500	—		$6.87	10/21/2010	—		—
	—	—		—	—	100,000	(4)	$169,000

Lewis P. Stone	65,375	65,375	(2)	$6.87	10/21/2010	—		—

Rodney Carson	5,000	—		$6.80	9/10/2011	—		—
	—	80,000	(3)	$2.25	5/21/2012	—		—
	—	—		—	—	25,000	(4)	$42,250

Robert Tremain	—	—		—	—	—		—

FOOTNOTES TO OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE — 2006
(1)	Based upon closing stock price of $1.69 on December 29, 2006.

(2)	Vests 25% on April 22, 2007, and on each six-month anniversary thereafter.

(3)
In connection with the employment agreement between the Company and Mr. Carson, dated as of April 27, 2007, Mr. Carson forfeited all of the 80,000 stock options granted on May 22, 2006. Prior to the forfeiture of the stock options by Mr. Carson, the stock options were scheduled to vest 25% on May 22, 2007, and 12.5% on each six-month anniversary thereafter.

(4)	Vests 25% on November 15, 2007 and 12.5% on each six-month anniversary thereafter.
STOCK VESTED TABLE — 2006
The following table sets forth certain information regarding vesting of restricted stock held by the named executive officers in the fiscal year ended December 31, 2006.

	Number of Shares	Value Realized
Name	Acquired on Vesting (#)	on Vesting ($)
Dr. Glenn M. Parker	—	—

Timothy Fairbanks	50,000	$117,500

Lewis P. Stone	—	—

Rodney Carson	—	—

Robert Tremain	40,000	$72,000

NONQUALIFIED DEFERRED COMPENSATION TABLE — 2006
The following table sets forth certain information regarding plans that provide for the deferral of compensation to the named executive officers on a basis that is not tax-qualified.

	Aggregate Withdrawals /	Aggregate Balance at
Name	Distributions ($)	Last Fiscal Year-End ($)
Dr. Glenn M. Parker	—	—

Timothy Fairbanks (1)	$68,568	$215,294

Lewis P. Stone	—	—

Rodney Carson	—	—

Robert Tremain	—	—

FOOTNOTES TO NONQUALIFIED DEFERRED COMPENSATION TABLE — 2006
(1)
On December 30, 2004, the RGGPLS Holding, Inc. Stock Bonus Plan & Trust (the “RGGPLS Trust”) was established. RGGPLS LLC transferred shares to the RGGPLS Trust as of that date for distribution to the RGGPLS Trust beneficiaries at specified future dates. Beneficiaries of the RGGPLS Trust were immediately and fully vested in all shares held by the RGGPLS Trust. Mr. Fairbanks was the beneficiary of 205,200 shares valued at $1,401,516, or $6.83 per share, which entire aggregate dollar amount was previously reported as compensation to Mr. Fairbanks in 2004 in the Summary Compensation Tables included in the Company’s previously filed Proxy Statements. In February 2005, 17,857 of the shares held by RGGPLS Trust for the benefit of Mr. Fairbanks were transferred to the Holders of the MHR Notes as further described beginning on page 8 in the section entitled Certain Relationships and Related Transactions. During 2006, Mr. Fairbanks received a distribution of 37,469 shares of Common Stock from the RGGPLS Trust with a total fair market value of $68,568 as of the date of distribution. As of December 31, 2006, the RGGPLS Trust held an additional 127,393 shares of Common Stock, with a total fair market value of $215,294 as of that date, to be distributed in 2007 and 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
The following table sets forth certain information with respect to compensation that would become payable if the named executive officers had ceased employment under the various circumstances below. The amounts shown assume that such cessation of employment was effective as of December 31, 2006, except with respect to Mr. Tremain who resigned on November 14, 2006. The amounts shown for Mr. Tremain reflect actual amounts paid, or to be paid, to Mr. Tremain pursuant to the Separation Agreement and General Release as further described below. The actual amounts to be paid to the other named executive officers can only be determined at the time of such executive’s separation from the Company.

				Employee’s
				Voluntary
		Termination		Termination
		without Cause		for Any Reason
		or for Good	At a Change	after a Change		Separation
Name	Benefit	Reason	in Control	in Control	Disability	Agreement
Dr. Glenn M. Parker(1)(6)	Base Salary	$1,000,000	N/A	N/A	$1,000,000	N/A
	Medical Insurance	19,440			19,440
	Vesting of Stock Options	207,954			207,954

	Total	$1,227,394			$1,227,394

Timothy Fairbanks(2)	Base Salary	$600,000	N/A	$600,000	$600,000	N/A
	Medical Insurance	19,440		19,440	19,440
	Vesting of Restricted Stock	208,281		208,281	208,281

	Total	$827,721		$827,721	$827,721

Lewis P. Stone(3)(6)	Base Salary	$1,000,000	N/A	N/A	$1,000,000	N/A
	Medical Insurance	19,440			19,440
	Vesting of Stock Options	207,954			207,954

	Total	$1,227,394			$1,227,394

Rodney Carson(4)

Robert Tremain(5)	Separation Payments	N/A	N/A	N/A	N/A	$350,000
	Medical Insurance					6,480
	Vesting of Restricted Stock					72,000
	Moving Costs					570

	Total					$429,050

FOOTNOTES TO POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
(1)
The Company has an employment contract with Dr. Parker, its Chief Executive Officer, dated as of March 9, 2004 (the “Parker Agreement”). The term of the Parker Agreement is five years and is extended at the end of the term on an annual basis unless terminated by either party. The Parker Agreement provides for a minimum annual base salary to be paid to Dr. Parker of $500,000, an annual bonus based upon achievement of goals established by the Company and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. If the Parker Agreement is terminated by the Company other than for cause or by Dr. Parker for good reason or by reason of his disability, then Dr. Parker is entitled to termination benefits. Dr. Parker’s termination benefits include payment of an amount equal to his base salary for 24 months, medical insurance for Dr. Parker and his immediate family for the maximum period allowed under COBRA, and full vesting of any unvested stock options and restricted stock then held by him.

(2)
The Company has an employment contract with Mr. Fairbanks, its Chief Financial Officer, dated as of April 15, 2005 (the “Fairbanks Agreement”). The term of the Fairbanks Agreement is three years and is extended at the end of the term on an annual basis unless terminated by either party. The Fairbanks Agreement provides for a minimum annual base salary to be paid to Mr. Fairbanks of $250,000, an annual bonus based upon achievement of goals established by the Company and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. If the Fairbanks Agreement is terminated by the Company other than for cause or by Mr. Fairbanks for good reason or, after a change in control, for any reason or by reason of his disability, then Mr. Fairbanks is entitled to termination benefits. Mr. Fairbanks’ termination benefits include payment of an amount equal to his base salary for 24 months, medical insurance for Mr. Fairbanks and his immediate family for the maximum period allowed under COBRA, and full vesting of any unvested stock options and restricted stock then held by him. During the term of the Fairbanks Agreement and for one year thereafter, Mr. Fairbanks has agreed not to compete with, solicit business from the customers of, or solicit employees of, the Company and its affiliates.

(3)
The Company has an employment contract with Mr. Stone, its President and Chief Information Officer, dated as of March 9, 2004 (the “Stone Agreement”). The term of the Stone Agreement is five years and is extended at the end of the term on an annual basis unless terminated by either party. The Stone Agreement provides for a minimum annual base salary to be paid to Mr. Stone of $500,000, an annual bonus based on achievement of goals established by the Company and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. If the Stone Agreement is terminated by the Company other than for cause or by Mr. Stone for good reason or by reason of his disability, then Mr. Stone is entitled to termination benefits. Mr. Stone’s termination benefits include payment of an amount equal to his base salary for 24 months, medical insurance for Mr. Stone and his immediate family for the maximum period allowed under COBRA, and full vesting of any unvested stock options and restricted stock then held by him.

(4)
The Company has an employment contract with Mr. Carson, its Executive Vice President of Operations, dated as of April 27, 2007 (the “Carson Agreement”). The term of the Carson Agreement is three years and is extended at the end of the term on an annual basis unless terminated by either party. The Carson Agreement provides for a minimum annual base salary to be paid to Mr. Carson of $275,000, an annual bonus based upon achievement of goals established by the Company and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. If the Carson Agreement is terminated by the Company other than for cause or by Mr. Carson for good reason or by reason of his disability, then Mr. Carson is entitled to termination benefits. Mr. Carson’s termination benefits include payment of his base salary for 12 months in accordance with the Company’s normal payroll cycle, medical insurance for Mr. Carson and his immediate family for 12 months, and full vesting of any unvested stock options or restricted stock then held by him. Under the Carson Agreement, upon a change in control, the Company will fully vest 50% of any unvested restricted stock then held by him which had been issued on or prior to April 27, 2007 (the “Outstanding Restricted Stock”) and will fully vest any unvested stock options then held by him. Nine months after the change of control, the Company will fully vest the remaining Outstanding Restricted Stock, provided that Mr. Carson is then employed by the Company. If, during such nine month period, the Carson Agreement is terminated by the Company other than for cause or by Mr. Carson for good reason, then the Company will fully vest the remaining Outstanding Restricted Stock. During the term of the Carson Agreement and for one year thereafter, Mr. Carson has agreed not to compete with, solicit business from the customers of, or solicit employees of, the Company and its affiliates.

(5)
On November 14, 2006 (the “Separation Date”), Mr. Tremain resigned from the position of Chief Operating Officer of the Company. In connection with his resignation, the Company and Mr. Tremain entered into a Separation Agreement and General Release (the “Separation Agreement”), dated November 20, 2006 and effective as of November 28, 2006 (the “Effective Date”). Under the terms of the Separation Agreement, the Company agreed to, among other things, (i) pay Mr. Tremain a lump sum payment of $175,000 within ten business days after the Effective Date and another lump sum payment of $175,000 on or before January 31, 2007, (ii) pay Mr. Tremain for the cost of any COBRA continuation coverage through the earlier of six months after the Separation Date and the date upon which he becomes eligible to participate in a group health plan through a new employer, (iii) fully vest 40,000 shares of restricted stock held by him, provided that the remaining 185,000 shares of restricted stock held by him revert to the Company, and (iv) reimburse Mr. Tremain for reasonable moving costs incurred in connection with transporting his automobile and personal property from Florida to Pennsylvania. The Separation Agreement further provides for mutual general liability releases and customary provisions relating to non-competition, non-solicitation, non-disparagement and confidentiality.

(6)
The Parker Agreement and Stone Agreement also provide that if the Company or the executive terminates employment in several specified events, that the executive has the right to cause us to repurchase a number of shares of the Company’s Common Stock owned by the executive with a value of up to $3,000,000 based on then current market prices. Alternatively, the Company may elect to sell these shares of Common Stock to third parties or to register the resale of these shares. If such a sale or registration results in proceeds less than the amount the executive is to receive related to his right to sell, then the Company is required to pay to the executive the difference between the requested dollar amount and the proceeds of the sale.

Director Compensation
Director Fees. On May 22, 2006, our Compensation Committee adopted a new compensation package for our Board, effective July 1, 2006. Under the new compensation package, our independent directors receive compensation for their services as directors in the form of an annual retainer of $25,000, payable in quarterly installments, a fee of $1,500 for each Board meeting attended ($750 for attendance by conference call), and a fee of $1,500 for each committee meeting attended ($750 for attendance by conference call), plus reimbursement for travel expenses. We pay the chairman of the Audit Committee of the Board an additional $15,000 per year and the chairman of the Compensation Committee an additional $10,000 per year to serve. We pay other Audit Committee Members an additional $7,500 annually and other Compensation Committee Members an additional $5,000 annually to serve. Our directors who are not deemed to be independent and are not employees of NationsHealth receive compensation for their services as directors in the form of an annual retainer of $7,500, payable in quarterly installments, and a fee of $1,000 for each Board meeting attended ($500 for attendance by conference call), plus reimbursement for travel expenses. Our Chairman of the Board receives an annual salary of $250,000, paid bi-monthly, and is eligible for bonuses. During 2006, the Compensation Committee did not award our Chairman a bonus. Directors who are also our employees receive no additional compensation for serving as directors.
From January 1, 2006 through June 30, 2006, our independent directors received an annual retainer of $15,000, payable in quarterly installments, a fee of $1,000 for each Board meeting attended ($500 for attendance by conference call), and a fee of $1,000 for each committee meeting attended ($500 for attendance by conference call), plus reimbursement for travel expenses. We payed the chairman of the Audit Committee an additional $10,000 per year and the chairman of the Compensation Committee an additional $5,000 per year to serve. Our directors who are not deemed to be independent and are not employees of NationsHealth received compensation for their services as directors in the form of an annual retainer of $3,750, payable in quarterly installments, a fee of $500 for each Board meeting attended ($250 for attendance by conference call), plus reimbursement for travel expenses. Our Chairman of the Board of Directors received an annual salary of $250,000, and was entitled to a bonus, if any. Directors who are were also employees received no additional compensation for serving as directors.
Equity Awards. No stock options or shares of restricted stock were granted to directors in 2006. On April 10, 2007, each non-employee director (other than Mr. Spector) received 5,000 shares of restricted common stock which vested immediately.

DIRECTOR COMPENSATION TABLE — 2006
The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2006.

	Fees Earned or
	Paid in Cash	Option Awards(1)	Total
Name	($)	($)	($)
Arthur Spector, Chairman	$250,000	$57,416	$307,416

Elliot F. Hahn, Ph. D.	$40,750	$38,630	$79,380

George F. Raymond	$51,000	$37,951	$88,951

Richard R. Howard	$52,750	$39,229	$91,979

Don K. Rice	$57,750	$37,232	$94,982

Michael D. Tabris	$11,125	—	$11,125

Gary D. Small, D.P.M.	$10,375	—	$10,375

Raymond N. Steinman	$11,125	—	$11,125

Mark H. Rachesky, M.D.	$10,375	—	$10,375

FOOTNOTES TO THE DIRECTOR COMPENSATION TABLE — 2006
(1)
The amounts in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), excluding the impact of estimated forfeitures related to service-based vesting conditions, and include amounts attributable to awards granted during and prior to 2006. Assumptions made in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007. There were no forfeitures during 2006. The aggregate number of stock options of each non-employee director as of December 31, 2006 is as follows:

Stock Options
Outstanding
Name	As of 12/31/06
Arthur Spector, Chairman	65,375

Elliot F. Hahn, Ph. D.	41,000

George F. Raymond	40,000

Richard R. Howard	41,000

Don K. Rice	38,500

Michael D. Tabris	5,000

Gary D. Small, D.P.M.	5,000

Raymond N. Steinman	5,000

Mark H. Rachesky, M.D.	—

Information Concerning Our Auditors
General
The Audit Committee of the Board of the Company appointed Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ended December 31, 2006. The Company has been advised by Ernst & Young LLP that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and a client. Ernst & Young LLP will have representatives at the 2007 Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. The Audit Committee has approved the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2007.
Change in Auditors
The firm of Ernst & Young LLP, independent accountants, audited the Company’s financial statements for the years ended December 31, 2005 and 2006. The Company’s financial statements for the year ended December 31, 2004 were audited by Rachlin Cohen & Holtz LLP.
In March 2005, the Audit Committee of the Board resolved to terminate the engagement of Rachlin Cohen & Holtz LLP after the completion of the audit of the Company’s financial statements for the year ended December 31, 2004 and engage Ernst & Young LLP as the independent registered public accounting firm of the Company. In connection with their audit for the two years ended 2004 and during the subsequent interim period preceding the replacement of Rachlin Cohen & Holtz LLP, there were no disagreements with Rachlin Cohen & Holtz LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. Rachlin Cohen & Holtz LLP’s report on the financial statements for 2004 and prior years did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 2004 and prior years, Rachlin Cohen & Holtz LLP did not advise, and has not indicated to the Company that it had reason to advise, the Company of any reportable event, as defined in Item 304(a) of Regulation S-K of the Exchange Act. During 2004 and prior years, the Company had not consulted Ernst & Young LLP regarding the application of accounting principles, either contemplated or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or any other matters that would be required to be reported herein.
Independent Auditor Fees
The following table shows the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP for fiscal years 2006 and 2005:

	Year Ended
	December 31,
	2006	2005
Audit fees (1)	$340,000	$352,000
Audit related fees (2)	—	23,000
Tax fees (3)	—	—
All other fees (4)	1,500	1,500

Total fees	$341,500	$376,500

(1) Audit Fees. Includes fees billed for professional services rendered by Ernst & Young LLP for the audit of NationsHealth’s annual consolidated financial statements included in our Annual Report on Form 10-K and the review of the quarterly consolidated financial statements included in each of our Forms 10-Q.
(2) Audit-Related Fees. Audit-related fees in 2005 consist of fees for services related to consents and assistance provided to the Company with required SEC filings.
(3) Tax Fees. There were no tax fees in 2006 and 2005.
(4) All Other Fees. Other fees pertain to subscription fees paid to Ernst & Young LLP for access to their online accounting research library.

Pre-Approval of Services
Our Audit Committee has adopted procedures requiring its pre-approval of all services performed by the independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a maximum cost for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent auditor to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent auditor to any member of management.
The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid and other related factors are consistent with the independent auditor’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent auditor would be functioning in the role of management or in an advocacy role, whether the independent auditor’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent auditor’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent auditor in the period, would tend to reduce the independent auditor’s ability to exercise independent judgment in performing the audit.
All of the audit and non-audit services rendered by Ernst & Young LLP with respect to the 2006 and 2005 fiscal years were pre-approved by the Audit Committee in accordance with this policy.
Report of the Audit Committee
The members of the Audit Committee are Don K. Rice, Richard R. Howard and George F. Raymond, who serves as Chairman. During 2006, the Audit Committee held ten meetings. In the course of its oversight of NationsHealth’s financial reporting process, the Audit Committee of the Board has:
•
reviewed and discussed with management and Ernst & Young LLP, NationsHealth’s independent auditor for the 2006 fiscal year, NationsHealth’s audited financial statements for the year ended December 31, 2006;

•
discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed the independence of Ernst & Young LLP with Ernst & Young LLP;

•	reviewed with management and Ernst & Young LLP NationsHealth’s critical accounting policies;

•	discussed with management the quality and adequacy of NationsHealth’s internal controls;

•	discussed with Ernst & Young LLP any relationships that may impact its objectivity and independence; and

•	considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2006.
By the Audit Committee,
George F. Raymond, Chairman
Don K. Rice
Richard R. Howard

Share Ownership
The following table and footnotes set forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date, except as otherwise provided, by (i) persons known by us to be beneficial owners of more than 5% of our Common Stock, (ii) our named executive officers, (iii) our directors and (iv) all our current executive officers and directors as a group. Except as otherwise set forth, the business address of each beneficial owner is that of the Company.

	Number of Shares
Name and Address of	Beneficially Owned
Beneficial Owner	Shares (1)(2)	Percent
Lewis P. Stone (3)	17,709,204 (4)	61.15%

Glenn M. Parker, M.D. (3)	17,701,330 (5)	61.12%

RGGPLS, LLC (and certain related persons) (3) 13650 N.W. 8th Street, Suite 109 Sunrise, Florida 33325	17,619,612 (6)	61.01%

Mark H. Rachesky, M.D. (and certain related persons) (7) 40 West 57th Street, 24th Floor New York, NY 10019	6,536,900 (8)	20.49%

GRH Holdings, L.L.C. (and certain related persons) (9) 6701 Nob Hill Road Tamarac, FL 33321	4,837,132	16.75%

Connecticut General Life Insurance Company 900 Cottage Grove Road, Suite S 155 Hartford, CT 06152	3,239,480 (10)	10.18%

Arthur Spector	403,484 (11)	1.40%

Timothy Fairbanks	324,724 (12)	1.12%

Rodney Carson	173,299 (13)	*

Don K. Rice	151,750 (14)	*

George F. Raymond	35,350 (15)	*

Elliot F. Hahn, Ph.D.	34,125 (16)	*

Richard R. Howard	33,750 (17)	*

Gary D. Small, D.P.M.	10,000 (18)	*

Michael D. Tabris	10,000 (18)	*

Raymond N. Steinman	10,000 (18)	*

Robert Tremain	40,000 (19)	*

All executive officers and directors as a group (15 persons)	25,629,304 (20)	79.18%

* Less than 1%.
(1)
Except as otherwise set forth herein, the Company believes that all persons referenced in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by such persons.

(2)
Applicable percentage of ownership as of the Record Date is based upon 28,877,760 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and includes voting and investment power with respect to shares. Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the Record Date are referred to as “presently exercisable stock options” or “presently exercisable warrants.” Presently exercisable stock options are deemed outstanding for purposes of computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)
Based on the Schedule 13D/A filed by RGGPLS LLC. (“RGGPLS”) with the SEC on February 13, 2007, the shareholders of RGGPLS, who are deemed to share voting and dispositive power over the Common Stock of the Company owned by RGGPLS, are Robert Gregg, Lewis P. Stone, Glenn M. Parker, M.D., the Glenn M. Parker 2004 Multigenerational Trust, the Lewis P. Stone 2004 Multigenerational Trust, the Robert Gregg 2004 Multigenerational Trust and the Robert Gregg Revocable Trust dated December 18, 2000.

(4)	Consists of the securities included in Note (6) below, as well as, 7,874 shares of Common Stock held directly and presently exercisable options to purchase 81,718 shares of Common Stock.

(5)	Consists of the securities included in Note (6) below and presently exercisable options to purchase 81,718 shares of Common Stock.

(6)
Consists of (i) 10,428,017 shares of Common Stock held by RGGPLS, (ii) 1,245,923 shares of Common Stock held by RGGPLS, as trustee of the RGGPLS Holding Bonus Plan and Trust, (iii) 2,809,958 shares of Common Stock issued to GRH Holdings, L.L.C., a Florida limited liability company (“GRH”) which are subject to a Stockholders Agreement dated as of March 9, 2004, and amended as of June 2, 2004, by and among the Company, RGGPLS and GRH pursuant to which GRH must vote certain of its shares of Common Stock as directed by RGGPLS, (iv) 1,785,714 shares of Common Stock issued to MHR Capital Partners LP, a Delaware limited partnership (“MHR”) and OTQ LLC, a Delaware limited liability company (“OTQ”) which are subject to a Stockholders Agreement dated as of February 28, 2005, by and among the Company, RGGPLS, GRH, MHR and OTQ pursuant to which MHR and OTQ must vote certain of their shares of Common Stock as directed by RGGPLS and (v) 1,350,000 shares of Common Stock held by Glenn M. Parker, M.D. which are subject to a voting rights agreement dated as of December 5, 2005, pursuant to which Dr. Parker must vote these shares of Common Stock as directed by RGGPLS.

(7)
Based on the Schedule 13D filed by Dr. Mark H. Rachesky and related entities with the SEC on March 9, 2005, Dr. Rachesky exercises voting and/or investment control over the portfolio securities of MHR, OTQ and MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners”).

(8)
Includes (i) 2,046,096 shares of Common Stock held for the account of MHR, (ii) 430,502 shares of Common Stock that are issuable to MHR pursuant to presently exerciseable warrants held for the account of MHR, (iii) 1,151,129 shares of Common Stock that can be obtained by MHR pursuant to the presently convertible MHR Notes held for the account of MHR, (iv) 273,285 shares of Common Stock held for the account of Capital Partners, (v) 57,499 shares of Common Stock that can be obtained by Capital Partners pursuant to presently exerciseable warrants held for the account of Capital Partners, (vi) 153,750 shares of Common Stock that can be obtained by Capital Partners pursuant to the MHR Notes held for the account of Capital Partners, (vii) 1,020,833 shares of Common Stock held for the account of OTQ, (viii) 242,999 shares of Common Stock that can be obtained by OTQ pursuant to presently exerciseable warrants held for the account of OTQ, (ix) 981,707 shares of Common Stock that can be obtained by OTQ pursuant to the MHR Notes held for the account of OTQ and (x) 179,100 shares of Common Stock held for certain personal, trusts, retirement and charitable foundation accounts established by Dr. Rachesky.

(9)
Based on the Schedule 13D/A filed by GRH and certain related entities with the SEC on April 11, 2007, the managing member of GRH is Viaura Holdings, Ltd., a Florida limited partnership (“Viaura Holdings”). The general partner of Viaura Holdings is Viaura, Inc., a Florida corporation (“Viaura”). The sole directors and holders of a majority of the issued and outstanding shares of Viaura are Michael and Robin Gusky.

(10)	Consists of 303,030 shares of Common Stock held directly and presently exercisable warrants to purchase 2,936,450 shares of Common Stock.

(11)	Consists of 362,625 shares of Common Stock and presently exercisable options to purchase 40,859 shares of Common Stock.

(12)
Consists of (i) 84,831 shares of unrestricted Common Stock held directly, (ii) 127,393 shares of Common Stock held by the RGGPLS Holding Bonus Plan and Trust of which Mr. Fairbanks is the beneficiary, (iii) 100,000 shares of restricted common stock vesting 25% on November 15, 2007 and 12.5% every six months thereafter and (iv) presently exercisable options to purchase 12,500 shares of Common Stock.

(13)
Consists of (i) 123,299 shares of Common Stock, (ii) 25,000 shares of restricted common stock vesting 25% on November 15, 2007 and 12.5% every six months thereafter and (iii) presently exercisable options to purchase 25,000 shares of Common Stock.

(14)
Consists of (i) presently exercisable warrants to purchase 100,000 shares of Common Stock, (ii) presently exercisable options to purchase 26,750 shares of Common Stock and (iii) 25,000 shares of Common Stock.

(15)
Consists of (i) presently exercisable options to purchase 28,250 shares of Common Stock, (ii) 5,700 shares of Common Stock and (iii) presently exercisable warrants to purchase 1,400 shares of Common Stock.

(16)	Consists of presently exercisable options to purchase 29,125 shares of Common Stock and 5,000 shares of Common Stock.

(17)	Consists of presently exercisable options to purchase 28,750 shares of Common Stock and 5,000 shares of Common Stock.

(18)	Consists of 5,000 shares of Common Stock and presently exercisable options to purchase 5,000 shares of Common Stock.

(19)	Consists of 40,000 shares of Common Stock.

(20)
Includes 2,286,586 shares of Common Stock convertible pursuant to the presently convertible MHR Notes, presently exercisable warrants to purchase 832,400 shares of Common Stock, presently exercisable options to purchase 369,670 shares of Common Stock and 240,000 shares of restricted common stock.

Stockholder Recommendations for Director Nominations
Any stockholder wishing to recommend a director candidate for consideration by the Board should provide the following information to the Board, NationsHealth, Inc., 13630 NW 8th Street, Suite 210, Sunrise, FL 33325: (a) a brief statement outlining the reasons the nominee would be an effective director for NationsHealth; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other board of directors and board committee on which the candidate has served during that period, (iii) the number of shares of the Company’s Common Stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with NationsHealth; and (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of NationsHealth shares, if any, on whose behalf the proposal is made and (ii) the number of shares of the Company’s Common Stock that the stockholder and any such other beneficial owner beneficially own. The Board may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.
Deadline for Stockholder Proposals and Director Nominations for the 2008 Annual Meeting of Stockholders
In order for a stockholder proposal to be considered for inclusion in NationsHealth proxy materials for the 2008 Annual Meeting of Stockholders, it must be received by the Company at 13650 NW 8th Street, Suite 210, Sunrise, FL 33325 (or such other address as is listed as NationsHealth primary executive offices in its periodic reports under the Exchange Act) no later than December 29, 2007.
In addition, NationsHealth’s Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to NationsHealth’s Secretary no earlier than February 5, 2008 and no later than March 5, 2008.

Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 13630 N.W. 8th Street, Suite 210, Sunrise, FL 33325, Attn: Investor Relations, telephone: (954) 903-5000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.
Expenses of Solicitation
We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of Common Stock, if any. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees (who will receive no additional compensation therefore) in person or by telephone, facsimile and e-mail.

(Front of Proxy Card)
NATIONSHEALTH, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of NationsHealth, Inc. hereby appoints Lewis Stone or Joshua Weingard to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the “2007 Annual Meeting”) to be held at 9:00 a.m., local time, on Monday, June 4, 2007, at 13630 N.W. 8th Street, Suite 210, Sunrise, Florida, 33325, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.
This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1 and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Secretary, or by attending the 2007 Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2007 Annual Meeting.
If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
(CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

(Back of Proxy Card)
2007 ANNUAL MEETING OF STOCKHOLDERS
NATIONSHEALTH, INC.
June 4, 2007
☑	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	To elect four directors to serve for three-year terms (Class III).

	WITHHOLD	NOMINEES
FOR	AUTHORITY	Arthur Spector
all nominees listed	to vote for all nominees listed	Dr. Glenn M. Parker
☐	☐	Elliot F. Hahn, Ph.D.
Timothy Fairbanks
FOR, EXCEPT WITHHOLD AUTHORITY to vote for the following nominees only:
(write the name of the nominee(s) in the space below),

SIGNATURE(S) OF STOCKHOLDER(S) OR AUTHORIZED REPRESENTATIVE(S)

NOTE:
Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

Signature(s) of Stockholder(s) or Authorized Representative(s)	Date